Lightwave Computing Chips
Company Overview

Key Statistics

(as of 4/29 /08)

Symbol

   LWLG.OB

Market Cap

            $89M

Shares Outstanding

              35M

Float

              10M

52-wk range

$0.40-$2.66

Management

Hal Bennett

Chief Executive Officer

Frederick Goetz, Jr.

President

Frederick Goetz, Sr.

Chief Science Officer

Terry Turpin

Lightwave Computing Guru

Investor Relations

The Investor Relations Group

11 Stone Street

New York, NY 10004

Tel.: (212) 825-3210

Fax: (212) 825-3229

Investor Relations

Erika Moran

Salima Rasul

Tom Caden

Public Relations

Lynn Granito

Steven Melfi

Lightwave Logic, Inc. is a development stage company that intends to market lightwave computing chips that it believes will usher in a new era of computing. Lightwave Logic’s innovative lightwave computing chips will manipulate light instead of electrons and hold the potential to be one million times more powerful than their silicon counterparts. The chips will be made of a polymer that is doped with the company’s breakthrough electro-optic nanoparticle.

Lightwave Computing Chips
Figure 1 A wafer of planar waveguide photonic devices produced by Lightwave Logic’s manufacturing partner, Photon-X, which will serve as the basis of our lightwave computing chips.
Lightwave Logic Exploits Decades of Past Research

More than three decades of research have been spent developing the techniques and applications of lightwave computing. We believe that our lightwave computing chips will be the first commercially viable devices to exploit this vast body of knowledge.

Core Technology

Our lightwave computing chips are made out of a polymer that is doped with our breakthrough electro-optic nanoparticle. The core component of a lightwave computer is an electro-optic modulator, a device that translates electrical 1’s and 0’s into lightwave 1’s and 0’s. Lightwave computer chips utilize arrays of these modulators to create different capabilities:

•

A single modulator for fiber optic telecommunications components

•

A one-dimensional array of modulators for Hyperfine WDM

•

A two-dimensional array of modulators (Spatial Light Modulator) for image and speech recognition

Figure 2 An electro-optic modulator is the component that translates 1’s and 0’s in silicon computers to a stream of light pulses that flow through a lightwave computer.

Calculations based on measurements made at the University of Arizona indicate that our modulators should be able to switch light at speeds in excess of 100 gigabits per second.

2601 Annand Dr., Suite 16 • Wilmington, DE 19808 • Telephone: (302) 998-8824 • Fax: (302) 998-4190 • www.lightwavelogic.com

Our Breakthrough Nanoparticle

Lightwave Logic’s ring locked perkinamine molecule is a radical departure from the CLD (Cheng-Larry Dalton) approach that has been pursued for more than three decades. As can be seen in the two figures below, Lightwave Logic’s ring locked perkinamine chemistry creates a more stable structure than the linear CLD approach.

Figure 3 Lightwave Logic’s perkinamine nanoparticle is visibly more stable than the CLD alternative.
Intellectual Property
We have five patents pending with worldwide coverage covering our nanoparticles.
The Possibilities

•

Fast modulators for fiber optic telecom

•

All optical Internets

•

Supercomputer interconnection systems

•

Smart weapon vision systems

•

Computer vision systems

•

Automotive vision systems

•

Robotic vision systems

Potential Customers
• Military • Fiber telecommunications component suppliers • Computer companies
Milestones

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